UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 27, 2007
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 27, 2007, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release regarding AAM’s financial results for the three months ended June 30, 2007.
A copy of the press release is furnished as Exhibit 99.1.
Item 7.01 Regulation FD
In addition to the information contained in the press release, AAM expects to discuss the following during the Company’s second quarter 2007 webcast and teleconference on July 27, 2007:
Attrition obligations and other restructuring activities:
•	AAM paid approximately $10.8 million related to incremental attrition program activity and other related restructuring activities during the first quarter of 2007.
AAM’s debt capital structure:
•	Total availability under existing credit facilities as of June 30, 2007 was approximately $743 million.
•	Cash and availability under credit facilities as of June 30, 2007 was approximately $1.07 billion.
AAM’s quoted business backlog:
•	AAM is currently bidding on approximately $800 million of new business, substantially all of which is non-GM business.
2007 earnings and cash flow outlook:
•	AAM expects full year 2007 sales to increase to approximately $3.3 billion.
•	AAM expects production volumes for major North American light truck programs AAM currently supports to be approximately 3% - 4% lower as compared to 2006.
•	AAM expects content-per-vehicle to increase approximately 5% in 2007, off a base of $1,225 in 2006.
•	AAM’s 2007 earnings outlook also reflects its plan to incur an additional $25 million of special charges and other non-operating costs related to incremental attrition program activity, the redeployment of machinery and equipment and other steps to rationalize underutilized capacity. Including capital expenditures related to this activity and payments due to associates pursuant to the special attrition program and other attrition programs expensed in 2006, AAM expects to incur a net use of cash ranging from $90 million - $100 million in support of these attrition programs and restructuring activities in 2007. AAM funded approximately $30 million of these obligations in the first half of 2007.
•	AAM expects free positive cash flow to exceed $143 million in 2007.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our current expectations regarding AAM’s special attrition program and other restructuring activities, sales and production outlook, earnings outlook, cash flow outlook, capital spending outlook and new business backlog, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are described in the press release furnished as Exhibit 99.1 and discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
The information contained in this Current Report shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing

99.1	Press release dated July 27, 2007	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: July 27, 2007	By:	/s/ Michael K. Simonte
Michael K. Simonte
Vice President – Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	July 27, 2007	6

5